UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2023

ARYA SCIENCES ACQUISITION CORP IV
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40122	98-1574672
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Astor Place, 10th Floor New York, NY	10003
(Address of principal executive offices)	(Zip Code)

(212) 284-2300
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ARYD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this item 2.03.

Item 8.01.	Other Events.

On September 2, 2023, ARYA Sciences Acquisition Corp IV (the “Company”) approved the fourth one-month extension of the time period during which it may consummate an initial business combination (such time period, the “Business Combination Period”). In connection with this extension of the Business Combination Period to September 2, 2023 (the “Extension”), the Company drew an aggregate of $140,000 (the “Extension Funds”) from the unsecured convertible promissory note in the principal amount of up to $1,680,000, dated February 28, 2023 and that the Company issued to ARYA Sciences Holdings IV (the “Sponsor”) in connection with the approval of the amendment to its amended and restated memorandum and articles of association (as amended, the “A&R Memorandum and Articles of Association”) during the extraordinary general meeting of shareholders held on February 28, 2023 (the “Second Convertible Promissory Note”). As provided for in the A&R Memorandum and Articles of Association, the Company deposited the Extension Funds into the trust account that was established by the Company in connection with its initial public offering (the “Trust Account”). The Company also drew $25,000 under the Second Convertible Promissory Note for general working capital purposes.

The Extension is the fourth of nine one-month extensions permitted under the A&R Memorandum and Articles of Association. As previously disclosed, the Second Convertible Promissory Note allows the Company to use the funds drawn under the Second Convertible Promissory Note for general corporate purposes and the funding of the deposits into the Trust Account that the Company is required to make pursuant to its A&R Memorandum and Articles of Association in connection with the optional extensions that may be requested by the Sponsor. Up to $1,380,000 of the amounts loaned under the Second Convertible Promissory Note are convertible at the option of the Sponsor into the Company’s Class A ordinary shares, par value $0.0001 per share (the “Working Capital Shares”) at a conversion price equal to $10.00 per Working Capital Share. The Working Capital Shares shall be identical to the private placement shares held by the Sponsor. Any loans under the Second Convertible Promissory Note will not bear any interest, and will be repayable by the Company to the Sponsor to the extent the Company has funds available outside of the Trust Account and if not converted or repaid on the effective date of any business combination. The maturity date of any loans under the Second Convertible Promissory Note may be accelerated upon the occurrence of an Event of Default (as defined in the Second Convertible Promissory Note). The Company granted customary registration rights to the Sponsor with respect to any Working Capital Shares issued pursuant to the Second Convertible Promissory Note, which shall constitute “Registrable Securities” pursuant to that certain Registration and Shareholder Rights Agreement, dated March 2, 2021, by and among the Company, the Sponsor and the other parties thereto. Further, each newly issued Working Capital Share shall bear the same transfer restrictions that apply to the private placement shares held by the Sponsor, as contemplated by the Letter Agreement, dated February 25, 2021, by and among the Company, the Sponsor and the other parties thereto.

The foregoing description of the Second Convertible Promissory Note is qualified in its entirety by reference to the full text of the Second Convertible Promissory Note, which is incorporated herein by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Convertible Promissory Note, dated February 28, 2023 and issued to ARYA Sciences Holdings IV (incorporated by reference to Exhibit 10.1 of the 8-K filed on March 1, 2023 by the registrant).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2023	ARYA SCIENCES ACQUISITION CORP IV

	By:	/s/ Michael Altman
	Name:	Michael Altman
	Title:	Chief Financial Officer